UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 18, 2008, Oplink Communications, Inc. (the “Company”) announced that Mr. Joseph Y. Liu will remain Chief Executive Officer of the Company, and will not resign from the position on December 31, 2008, as had been previously announced. The Company issued a press release regarding these matters, a copy of which is attached as Exhibit 99.1.
     Thomas P. Keegan, the Company’s President, who was to succeed Mr. Liu as Chief Executive Officer, will be leaving the Company on amicable terms, effective December 31, 2008. The Company and Mr. Keegan have entered into a Separation Agreement and Release, a copy of which is attached as Exhibit 99.2, which agreement provides for the payment of severance to Mr. Keegan equal to twelve (12) months’ worth of salary, or $250,000, and COBRA continuation coverage of twelve (12) months.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
99.1	Press release issued November 18, 2008.

99.2	Separation Agreement and Release dated November 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: November 24, 2008	By:	/s/ Stephen M. Welles
		Name:	Stephen M. Welles
		Title:	Vice President and General Counsel